SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 29, 2004

Date of Report

(Date of earliest event reported)

AUTOZONE, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1-10714 (Commission File Number)	62-1482048 (IRS Employer Identification No.)

123 South Front Street
Memphis, Tennessee 38103
(Address of principal executive offices) (Zip Code)

(901) 495-6500
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Compensation Committee of the Board of Directors of AutoZone, Inc. (the "Company") established performance goals for the 2006 fiscal year under the AutoZone, Inc. 2005 Executive Incentive Compensation Plan ("Plan"). Consistent with 2005, the components of the performance goals for 2006 are return on invested capital and earnings before interest and taxes. The Company's executive officers are eligible to participate in the Plan.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 29, 2005, the Company announced that Michael Archbold has resigned as Executive Vice President and Chief Financial Officer of the Company effective as of September 30, 2005, to accept the position of Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Saks Fifth Avenue Enterprises. The press release announcing Mr. Archbold's resignation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is filed with this Current Report pursuant to Item 5.02:

(c) Exhibits

99.1 Press Release dated September 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOZONE, INC.
By: /s/ Harry L. Goldsmith
Harry L. Goldsmith
Senior Vice President, General Counsel & Secretary

Dated: September 29, 2005

EXHIBIT INDEX

99.1 Press Release dated September 29, 2005.